UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 13, 2012

ACORN ENERGY, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	0-19771	22-2786081
(State or Other Jurisdiction	(Commission file Number)	(IRS Employer
of Incorporation)		Identification No.)

3903 Centerville Road, Wilmington, Delaware	19807
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (302) 656-1707

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-2 under the Exchange Act (17 CFR 240.14a-2)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

1.           On December 13, 2012, the registrant, Acorn Energy, Inc., entered into a five-year Employment Agreement, effective as of January 1, 2013, with its President and Chief Executive Officer, John A. Moore. Mr. Moore previously had entered into an Employment Agreement with the registrant dated as of March 4, 2008, which has been operating on a month-to-month extension since March 2012 and which will be replaced by the referenced agreement.

Under the terms of the new Employment Agreement, Mr. Moore’s initial base salary will be $425,000 per annum, commencing January 1, 2013, increasing to $450,000 per annum on January 1, 2014, $475,000 per annum on January 1, 2015, $500,000 on January 1, 2016 and remaining at that amount through the end of the term. Mr. Moore is eligible to receive an annual cash bonus of up to 100% of his aggregate base salary for each fiscal year, based upon the attainment of agreed upon personal and company performance goals and milestones for the preceding fiscal year, as determined by the registrant’s board of directors (or compensation committee). In addition, Mr. Moore may be awarded an additional bonus payable in cash or shares of the registrant’s common stock (at the option of the registrant) after each fiscal year, subject to the sole discretion of the registrant’s board of directors, based upon Mr. Moore’s performance during such year and/or other criteria as the registrant’s board of directors may deem appropriate.

Simultaneously with his entering into the Employment Agreement, the registrant granted Mr. Moore non-qualified stock options to purchase 50,000 shares of the registrant’s common stock at an exercise price of $7.57 per share, the closing sales price of the registrant’s common stock on the trading date immediately prior to the signing date of the Employment Agreement. The options were granted under the registrant’s 2006 Stock Incentive Plan and will vest in equal quarterly installments over a five-year period, commencing 90 days from the date of grant. The Employment Agreement provides that commencing on January 1, 2014 , and for each subsequent anniversary date of the term through the fourth anniversary (January 1, 2017), additional stock option awards having a value of $250,000, based on a Black-Scholes model, will be awarded to Mr. Moore.

Mr. Moore’s Employment Agreement also provides that in addition to annual stock option awards, the registrant and Mr. Moore will discuss the terms of a mutually agreeable grant by the registrant to Mr. Moore of “Challenge Options” or “Challenge Shares” under the Corporation’s 2006 Stock Incentive Plan based upon the future increase in the market capitalization of the Corporation’s Common Stock. Assuming agreement by the parties, the grant will be reflected in a separate agreement executed by and between the parties.

Under the Employment Agreement, Mr. Moore is also entitled to (i) the employee benefits generally made available to the registrant’s executive officers, (ii) short-term and long-term disability insurance for the benefit of Mr. Moore, and (iii) a monthly automobile expense allowance of $1,000. In addition, commencing in calendar year 2013, the registrant shall contribute for each calendar year an amount equal to three percent (3%) of Mr. Moore’s aggregate base salary to his 401(k) Plan, subject to applicable statutory limits. The registrant will reimburse Mr. Moore up to $15,000 for his legal expenses in connection with executing the Employment Agreement.

If the registrant terminates Mr. Moore’s employment for “cause” (as defined in the Employment Agreement) or Mr. Moore terminates his employment without “good reason” (as defined in the Employment Agreement), then Mr. Moore shall only be entitled to (i) all accrued but unpaid base salary up to the date of termination, (ii) reimbursement of all previously unreimbursed expenses, and (iii) all vested and unexercised options granted by the registrant as of the date of termination shall be exercisable in accordance with the terms of the registrant’s 2006 Stock Incentive Plan for a period of three months following such termination. All unvested options held by Mr. Moore will immediately terminate.

If the registrant terminates Mr. Moore’s employment without “cause”, other than upon a “change of control” (as defined in the Employment Agreement), death or disability, or Mr. Moore terminates his employment for “good reason”, then Mr. Moore shall be entitled to (i) all accrued but unpaid base salary up to the date of termination, (ii) reimbursement of all previously unreimbursed expenses, (iii) an amount equal to the sum of Mr. Moore’s then-current base salary and his target bonus for the fiscal year in which such termination occurs, (iv) accelerated vesting of all unvested options that otherwise would have vested within 24 months of the date of termination, (iv) exercise all of his vested options (including the options that had their vesting accelerated) for a period of one year from the date of termination of employment, and (iv) the continuation of all medical and dental benefits at the registrant’s sole expense for a period of one year after termination.

In the event that during the three month period prior to a “change of control” or the one year period after a “change of control” the registrant terminates Mr. Moore’s employment without “cause” or Mr. Moore terminates his employment for “good reason”, then Mr. Moore shall be entitled to (i) two times his then current annual base salary plus two times his target bonus for the fiscal year in which such termination occurs, (ii) reimbursement of all previously unreimbursed expenses, (iii) full vesting of any and all stock options then held by Mr. Moore, which he may exercise until their respective expiration dates; and (iv) the continuation of all medical and dental benefits at the registrant’s sole expense for a period of one year after termination.

Under the Employment Agreement, Mr. Moore is subject to non-solicitation and non-compete covenants, which continue for one year after the termination of his employment (or for two years if such termination was in connection with a change of control). The registrant, at its sole option, may elect to extend the non-solicitation and non-competition covenants of the Employment Agreement for one additional year, by notice to Mr. Moore at least 30 days before the expiration of such covenants. If such election is made, Mr. Moore will be entitled to an amount equal to the sum of his base salary at the time of his termination and the previous year’s annual bonus (but if his termination occurs prior to determination of his bonus for fiscal year 2012, the bonus amount will be the target bonus of $425,000).

2.           On December 17, 2012, Joseph Musanti notified the registrant that he would be resigning from the registrant's Board of Directors, effective December 31, 2012. There are no disagreements between Mr. Musanti and the registrant on any matter relating to the registrant's operations, policies or practices. Mr. Musanti expects to commence employment effective January 1, 2013 as Chief Operating Officer and Chief Financial Officer for the registrant's GridSense Inc. subsidiary, and will be seconded to serve as Chief Financial Officer for the registrant's US Seismic Systems, Inc. subsidiary.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 17th day of December, 2012.

ACORN ENERGY, INC.

By:	/s/Heather K. Mallard
Name: Heather K. Mallard
Title: Vice President, General Counsel & Secretary